UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

The RealReal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 600

San Francisco, CA 94133

(Address of Principal Executive Offices, including Zip Code)

(855) 435-5893

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2020, the Board of Directors (the “Board”) of The RealReal, Inc. (the “Company”) increased the size of the Board from 6 to 8 directors and appointed Caretha Coleman and Carol Melton to the Board as Class I Directors, with their respective terms expiring at the Company’s 2023 annual meeting of stockholders. Committee assignments for Ms. Coleman and Ms. Melton have not yet been determined.

As non-employee directors, Ms. Coleman and Ms. Melton are entitled to receive compensation arrangements in accordance with the Company’s recently adopted Director Compensation Program, which includes an annual cash retainer of $35,000, paid quarterly, and an annual equity award of $165,000 in restricted stock units under the Company’s 2019 Equity Incentive Plan, which shall vest on the earlier of the one-year anniversary of the grant of such equity award or the date immediately prior to the Company’s annual meeting of stockholders occurring after such date of grant, subject to continued service as a non-employee director through such vesting date. Initial cash retainers or equity awards would be adjusted pro rata for the first partial year of service. In addition, the Company will enter into its form of Indemnity Agreement with Ms. Coleman and Ms. Melton, a copy of which has been filed as Exhibit 10.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 17, 2019.

There is no arrangement or understanding between either of Ms. Coleman and Ms. Melton and any other persons pursuant to which either of Ms. Coleman and Ms. Melton was appointed as a director. Furthermore, there are no transactions between either of Ms. Coleman and Ms. Melton and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s announcement regarding the election of Ms. Coleman and Ms. Melton to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: August 5, 2020	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary